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                                                                    Exhibit 99.1

                               [FRIEDMAN'S LOGO]

For Immediate Release

Contact:  Jeremy Jacobs / Sharon Goldstein
          Joele Frank, Wilkinson Brimmer Katcher

Contact Telephone Number: 212-355-4449

 Friedman's Announces Valentine's Comparable Store Sales, Progress on CEO Search
                    and Further Delay in Filing of Form 10-K

SAVANNAH, Georgia (February 27, 2004) - Friedman's Inc. (NYSE: FRM) today announced an estimated comparable store sales increase of 5.6% for February 2004 (which includes the important Valentine's Day results) over the same period in 2003. Comparable sales for the quarter to date ending February 22, 2004 increased an estimated 4.7% over the same period in 2003.

Doug Anderson, President and Chief Operating Officer, commented, "We are pleased with our strong results for the Valentine's Day sales period. The Valentine's Day period has now produced two successive years of greater than 5% growth in comparable store sales."

Friedman's Board of Directors also announced progress in its search for a new CEO for the Company. The Board indicated that it has identified several promising candidates and has begun the interview process.

Friedman's also announced it will close between 50 and 65 under-performing stores over the next six months. Doug Anderson added, "Like most retail chains, we continually review individual store performance. Although the vast majority of our 714 stores are performing well, a number are not meeting our financial expectations, and we have decided to close them in order to better position Friedman's for continued success. We are committed to improving profitability across our store base and maximizing the return on investment of our inventory. We have already opened 24 new stores this fiscal year, and currently plan to open an additional 21 during the balance of the fiscal year."

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                                                                    Exhibit 99.1

The Company also said that it will not meet its previously announced plan to file its annual report on Form 10-K for the fiscal year ended September 27, 2003 by the end of February, 2004. Friedman's attributed the delay to several factors, including: the extent of work involved in the preparation of restated historical financial statements for the fiscal years 2001 and 2002 and for the first three quarters of fiscal year 2003; completion of the audit of the financial statements by Ernst & Young LLP, independent auditor to the Company; and the previously disclosed ongoing investigations by the Securities and Exchange Commission and the Department of Justice. The Company will file its restated financial statements with its annual report on Form 10-K promptly upon completion of the audit. The Company will not be able to file its quarterly report on Form 10-Q for the quarter ended December 27, 2003 until after filing the annual report on Form 10-K. With regard to the restatement of the financial statements, the Company clarified that while the principal reason for the restatement was concern over the accounting for the allowance for doubtful accounts, in the process of preparing the restatement the Company has identified several other areas that will be adjusted including inventory, accounts payable and accrued liabilities.

Friedman's Inc. is a leading specialty retailer of fine jewelry based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers. At February 26, 2004, Friedman's Inc. operated a total of 714 stores in 20 states, of which 488 were located in power strip centers and 226 were located in regional malls. Friedman's Class A Common Stock is traded on the New York Stock Exchange (NYSE Symbol, FRM).

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Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results to differ materially from the estimates provided are the following: the company's ability to identify and secure a new CEO, capable and qualified to assume the operations of the company; the ability of the company to achieve the cost savings and operational benefits projected from its planned store closings; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the effect of the restatement on our credit facilities, including funding availability there under and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.